Exhibit 99.1

June 11, 2007

Orbitz Worldwide, Inc.

500 West Madison Avenue, Suite 1000

Chicago, IL 60661-4544

Ladies and Gentlemen:

We hereby consent to the use of our name and incorporation by reference of the PhoCusWright U.S. Online Travel Overview Sixth Edition report for year end 2006 and other information provided by PhoCusWright to Orbitz for use in the Registration Statement on Form S-1 (File No. 333-142797) of Orbitz Worldwide, Inc. (the “Company”) relating to the Company’s issuance of its common stock.

                                                                                                PhoCusWright, Inc.

                                                                                                By:          /s/ Lorraine Sileo

                                                                                                Name:     Lorraine Sileo

                                                                                                Title:       Vice President, Information Services

PhoCusWright Inc. • 1 Route 37 East, Suite 200 • Sherman, CT 06784-1430 USA • +1 860 350-4084 • f: +1 860 354-3112 • phocuswright.com